REGISTRATION NO. 333- _________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                           CIRCLE GROUP HOLDINGS, INC.
                 (Name of small business issuer in its charter)

       ILLINOIS                       7389                       36-4197173
(State or Jurisdiction          (Primary Standard              (IRS Employer
   of Organization)              Industrial Code)            Identification No.)

                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                 (847) 549-6002
        (Address and telephone number of principal executive offices and principal place of business)

                               GREGORY J. HALPERN
                             CHIEF EXECUTIVE OFFICER
                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                 (847) 549-6002
            (Name, address and telephone number of agent for service)

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                                    Copy to:
                             ROBERT B. MURPHY, ESQ.
                               PEPPER HAMILTON LLP
                           600 FOURTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20005-2004
                                 (202) 220-1200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


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                                                                              Proposed Maximum      Amount of
   Title of Each Class of        Amount To Be     Proposed Maximum Offering  Aggregate Offering   Registration
Securities To Be Registered     Registered(1)       Price Per Security(2)           Price              Fee
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  Common Stock (par value      2,297,605 shares             $6.00              $ 13,785,630.00     $ 1,746.64
     $.00005 per share)

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         (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for shares of common stock of the Registrant, as reported on the American Stock Exchange.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                   SUBJECT TO COMPLETION, DATED JUNE 25, 2004

PROSPECTUS

                           CIRCLE GROUP HOLDINGS, INC.
                                  COMMON STOCK

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         This prospectus relates to 2,297,605 shares of our common stock that we may offer for sale from time to time in one or more offerings. We may offer these shares of common stock through public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices.

         We will provide the specific terms of any shares of common stock we actually offer for sale in supplements to this prospectus. These supplements may add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

         Our common stock is listed on the American Stock Exchange under the symbol "CXN." The last reported sale price of our common stock on the American Stock Exchange on June 22, 2004 was $5.27 per share.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS. WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE MAKING YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  THE DATE OF THIS PROSPECTUS IS JUNE 25, 2004

                                TABLE OF CONTENTS
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                                                                     Page
                                                                     ----

Prospectus Summary                                                     2

Risk Factors                                                           6

Use Of Proceeds                                                        9

Plan Of Distribution                                                  10

Legal Matters                                                         12

Experts                                                               12

Incorporation Of Certain Documents By Reference                       13

Where You Can Get More Information                                    14

                               PROSPECTUS SUMMARY

ABOUT THIS PROSPECTUS

         You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

THE COMPANY

         In this prospectus, the terms "we," "us," and "our" refer to Circle Group Holdings, Inc. and include all of our consolidated subsidiaries unless the context requires otherwise. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

         We are a pioneer of emerging technology companies. We provide small business infrastructure, funding and substantial intellectual capital to bring important and timely life-changing technologies to the marketplace through all phases of the commercialization process.

         We were founded by Gregory J. Halpern, our Chairman and Chief Executive Officer, as an Illinois corporation in May 1994 under the original name, Circle Group Entertainment Ltd. In 1997, we changed our name to Circle Group Internet, Inc., and in 2002, we changed our name to Circle Group Holdings, Inc. We had no business operations except for research and development activities between May 1994 and January 1997. Since then, we have participated in several public and private offerings and have expanded our business. In 2002, we reorganized our business units into three reportable segments: food product development, security product development, and e-tailor. In the same year, we also acquired FiberGel Technologies, Inc. ("FiberGel"), which owns an exclusive license to Z-Trim, an all-natural, corn-based fat replacement.

         We have four operating wholly-owned subsidiaries: FiberGel Technologies, Inc., thebraveway.com, Inc., operating as The Brave Way Training Systems, On-Line Bedding Corp., and Z-aMaize Technologies, Inc., and have exclusive worldwide licenses to the Nutrition Analysis Tool website, Mini-Raman Lidar System, and ThraxVac technology.

Fibergel Technologies, Inc.

         We acquired FiberGel Technologies, Inc. ("FiberGel") as a wholly-owned subsidiary on August 27, 2002 from Utek Corporation ("Utek") in a stock exchange transaction whereby we issued 2,800,000 shares of our common stock and a warrant to purchase 500,000 shares of our common stock to Utek for all of the issued and outstanding capital stock of FiberGel. FiberGel is currently our primary focus. FiberGel owns the exclusive, worldwide license for all fields of use to Z-Trim, an all-natural, corn-based fat replacement developed by the Agricultural Research Service of the United States Department of Agriculture "USDA". Z-Trim can be used to decrease fat and calories and increase insoluble healthy fiber in foods. The target markets for Z-Trim include: dairy (cheeses, dips, spreads) baked goods & confectionary (breads, cookies, candies, cakes, pies), cereals, pasta, snack foods (chips, crackers, energy bars), meats (burgers, lunch meats, deli meats, sausages and hot dogs), beverages (energy drinks, shakes, beers, weight loss drinks) and face and hand lotions.

         We have received over 300 inquiries since September 2002 relating to the manufacture, food processing, distribution and sale of Z-Trim. FiberGel has entered into non-disclosure agreements, sample agreements, and discussions with many food industry companies to pursue potential opportunities for Z-Trim. FiberGel has been shipping Z-Trim samples to many of these companies since July 2003.

         FiberGel is planning on expanding from its current contract manufacturing facility to its own wholly owned facility in Summer 2004. We are also planning to launch a direct response campaign to the retail market using commercial television by July 2004.

Nat Tools For Good Health

         We acquired the worldwide exclusive license to the NAT Web, the Nutrition Analysis Tool ("NAT") Web site developed by the Department of Food Science and Human Nutrition at the University of Illinois. The University of Illinois' NAT Web site is an interactive, web-based system designed to empower individuals to select a nutrient-rich diet. This fully functional nutrient analysis program utilizes the USDA nutrient database, including over 6,000 foods as well as information from food companies. NAT provides information on the relative composition of food and could aid consumers in their quest to achieve or maintain good health via nutritious eating. Using data provided by the USDA, and most brand name food companies, NAT's users can keep track every day of the foods, calories, fats, proteins, carbohydrates and other nutrients they consume.

         We have re-engineered the NAT Web site so that it is now available to the commercial marketplace as a resource of information about Z-Trim and other compatible products we have launched or will launch in the future to our users. The NAT Web site has as many as two million consumer hits per month from 92 countries and, in more than one million web pages, appears in the first four relevancy positions in most search engines including Google.com under the popular keywords "nutritional analysis" and "diet analysis".

Z-aMaize Technologies, Inc.

         On October 21, 2003, we incorporated Z-Amaize Technologies, Inc. ("Z-Amaize") as a wholly owned subsidiary, to market a new line of industrial adhesive products for the plywood manufacturing industry called Z-Bind. Z-Bind is an adhesive extending component that emerged from research performed by the FiberGel product development group. In their research for Z-Trim functional fat substitutes the group identified a number of co-products which were derived from corn-based raw materials. It was discovered that every pound of Z-Trim that we manufacture produced 13 gallons of waste which could be used to make Z-bind. Rather than discarding this by-product, we are focusing on opportunities for maximizing its value in the marketplace. Z-Bind products represent an affordable alternative to plywood manufacturers seeking superior and environmentally friendlier adhesives, especially in light of significant cost pressures due to U.S. Environmental Protection Agency ("EPA") emission regulations regarding manufacture of such adhesives. We have successfully tested Z-Bind at Forintek, a Canadian wood product research institute, and are in preliminary discussion with several large companies regarding the purchasing of our Z-Bind waste stream.

Mini-Raman Lidar System

         We have also acquired the worldwide exclusive rights to all fields of use of the Mini-Raman Lidar System. The Mini-Raman Lidar System was patented and developed by the U.S. Department of Energy at Brookhaven National Laboratory. It is a short-range tool to screen unknown biological, chemical, narcotic and hazardous substances without having to come in contact with them. When commercially developed, this tool will give first responders the ability to detect substances on surfaces as well as in bulk quantity from a distance of three to fifteen feet. The Mini-Raman Lidar is a standoff technology that, unlike other typical devices, does not require physical collection of toxic materials to identify their composition.

ThraxVac Technology

         In June 2003 we acquired the worldwide exclusive rights to all fields of use of ThraxVac technology, which provides a way to capture ambient anthrax or clostridial endospores and simultaneously trigger activation of the spore, which marks the beginning of the spores' loss of high resistivity. By using heat and moisture to activate the spore, the dormancy is broken and the spore begins to germinate thereby becoming vulnerable to injury. The stream of newly activated spores are then exposed to alpha particle bombardment via a polonium source, which damages the DNA-containing protoplast causing spore death and an inability to complete germination and produce toxin. The collection devices will be both portable and as part of an HVAC system using a HEPA filtering system with polonium 210 inserts to provide a "continuous killing repository" for the collected spores. We are currently working with an engineering company to manufacture this type of HVAC system for commercial buildings.

The Brave Way Training Systems

         Thebraveway.com, Inc., a wholly owned subsidiary of ours, which operates as The Brave Way Training Systems (the "Brave Way"), is a security training and product company. The Brave Way offers proven, highly effective, low-cost self-defense courses and videos with a uniquely targeted curriculum focusing on personal safety and self-defense including rape prevention. Courses are offered by experienced instructors through The Brave Way's state certified law enforcement training program for police officers and security personnel, students and teachers, individuals, airline personnel and hospital personnel.

On-Line Bedding Corp.

         On-Line Bedding Corp. ("On-Line Bedding"), another wholly-owned subsidiary of ours, was founded in 1981 and is a distributor of pillows, blankets and other bedding products to airlines, hospitals, government, and other commercial and institutional customers. On-Line Bedding subcontracts the production of pillows, blankets and other bedding products to manufacturers. On-Line Bedding's customers include hospitals, nursing homes, hotels and motels, and transportation-based companies such as airlines, railroads and motor coach companies. On-Line Bedding's primary accounts include AMTRAK, as well as certain domestic and international airlines. On-Line Bedding participates in an electronic invoice system with the United States military for a specialty pillow, which has been regularly purchased by the U.S. Armed Forces. On-Line Bedding is also an authorized pillow and related product vendor for a hospital purchasing group of over 500 members in eight states.

THE OFFERING

         This prospectus relates to 2,297,605 shares of our common stock that we may offer for sale from time to time in one or more offerings. We may offer these shares of common stock through public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices.

         We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. These supplements may add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

USE OF PROCEEDS

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes, including, but not limited to working capital, capital expenditures and acquisitions, if any. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

CORPORATE INFORMATION

         Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002. Our website is http://www.crgq.com. Information on our web site is not intended to be incorporated into this prospectus.

                                  RISK FACTORS

         You should consider the following risk factors in addition to the other information in this prospectus before investing in the Shares. An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the Securities and Exchange Commission. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

         WE HAVE A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.

         We reported a net loss of $2,827,821 for the twelve months ending December 31, 2003 and a net loss of $2,910,055 for the twelve months ending December 31, 2002. At December 31, 2003 and 2002, respectively, we reported accumulated deficits of $2,910,055 and $20,082,234. If we continue to incur significant losses our cash reserves may be depleted earlier than currently anticipated, and we may have to limit our future growth objectives to levels corresponding with our then available cash reserves and may eventually have to cease operations.

         OUR SUCCESS IS DEPENDENT ON MARKET ACCEPTANCE OF OUR PRODUCT.

         We have not conducted, nor have others made available to us, results of market research indicating how much market demand exists for Z-Trim, our fat replacement product. We are relying on the current concerns over obesity, weight-health issues, and the rising cost of health care to drive demand for Z-Trim in the marketplace. Consequently, we cannot assure you that we will be able to gain the market acceptance necessary to achieve profitability.

         WE MAKE NO PROJECTIONS REGARDING THE VIABILITY OF OUR FAT REPLACEMENT PRODUCT AND WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE THE RESULTS DESCRIBED.

        We make no projection with respect to our future income, assets or business. No expert has reviewed our business plan for accuracy or reasonableness. It is possible that our actual business and results of operations may differ from those presented herein.

         WE MAY NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

         We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our business segments, which may affect our overall business, results of operations and financial condition.

         THE LOSS OF SERVICE OF KEY MANAGEMENT COULD HAVE A NEGATIVE IMPACT ON OUR PERFORMANCE.

         Our success depends to a significant degree upon the performance of our founder and Chief Executive Officer, Gregory J. Halpern. The loss of service of Mr. Halpern could have a material adverse effect on our operating performance and viability as a going concern. Further, we are dependent upon our ability to attract and retain highly skilled managerial personnel. We believe that our future success in developing marketable products and achieving profitability will depend in large part upon whether we can attract and retain skilled personnel.

         OUR MANAGEMENT CURRENTLY BENEFICIALLY OWNS A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK.

         Ownership of Circle Group is concentrated in management. As of June 1, 2004, Gregory J. Halpern, our Chairman and Chief Executive Officer, owns approximately 34% of the Company's common stock and all of the directors and officers collectively own approximately 39%. Consequently, holders of our common stock can be out-voted by management in most circumstances and thereby management can control the composition of our board of directors and our policies.

         WE MAY EXPAND OUR OPERATIONS BY MAKING ACQUISITIONS WHICH COULD SUBJECT US TO A NUMBER OF OPERATIONAL RISKS.

         In order to grow our business, we may expand our operations by acquiring other businesses in the future. We cannot predict whether or when any acquisitions will occur. Acquisitions commonly involve certain risks, and we cannot assure you that any acquired business will be successfully integrated into our operations or will perform as we expect. Any future acquisitions could involve certain other risks, including the assumption of additional liabilities, potentially dilutive issuances of equity securities and diversion of management's attention from other business concerns We may also enter into joint venture transactions. Joint ventures have the added risk that the other joint venture partners may have economic, business or legal interests or objectives that are inconsistent with our interests and objectives.

         OUR INABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY MAY RESULT IN COSTLY AND TIME-CONSUMING LITIGATION AND COULD IMPEDE US FROM EVER ATTAINING MARKET SUCCESS.

         We hold several patents as well as copyrights and trademarks with respect to our products and expect to continue to file applications in the future as a means of protecting our intellectual property. In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures. With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection. Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.

         OUR STOCK PRICE MAY DROP UNEXPECTEDLY DUE TO SHORT SELLING OF OUR COMMON STOCK IN THE MARKET.

         We have experienced and may continue to experience unexpected decline in our stock price due to manipulation of the market by individuals who profit by short selling our common stock. Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. The "short seller" profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person they borrowed, thereby making a profit. We cannot assure you that individuals will not continue to engage in the short selling of our common stock in the future, causing decline in the value of your investment.

         THE FLUCTUATION IN OUR STOCK PRICE MAY RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

         The price of our common stock may fluctuate widely, depending upon many factors, including the differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, short selling of our stock in the market, changes in general economic or market conditions and broad market fluctuations. Companies that experience volatility in the market price of their securities often are subject to securities class action litigation. This type of litigation, if instituted against us, could result in substantial costs and divert management's attention and resources away from our business.

                                 USE OF PROCEEDS

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes, including, but not limited to working capital, capital expenditures and acquisitions, if any. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

We may sell shares of our common stock in any of three ways:

    o  through underwriters or dealers;

    o directly to a limited number of institutional purchasers or to a single purchaser; or

    o  through agents.

         Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

    o  the name or names of any underwriters, dealers or agents;

    o the purchase price of such securities and the proceeds to us from such sale;

    o any underwriting discounts and other items constituting underwriters' compensation;

    o  the public offering price; and

    o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

         If underwriters are used in the sale of shares of our common stock, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such shares if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The shares may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the shares in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If dealers are utilized in the sale of any shares, we will sell the shares to the dealers, as principals. Any dealer may resell the shares to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the shares being offered.

         Shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and the firm's compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the shares to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Underwriters will not be obligated to make a market in the shares of our common stock. No assurance can be given regarding the activity of trading in, or liquidity of, our shares of common stock. Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         The place, time of delivery and other terms of the offered shares of common stock will be described in the prospectus supplement.

                                  LEGAL MATTERS

         The validity of the common stock registered hereunder has been passed upon for us by Pepper Hamilton LLP, Washington, D.C.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the Year ended December 31, 2003 have been so incorporated in reliance on the report of Spector & Wong LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                MATERIAL CHANGES

         On June 16, 2003, we announced that we had entered into an agreement in princpiple to settle a lawsuit we had filed against our former counsel, Atlas, Pearlman, Trop & Borkson, PA in August 2001. Pursuant to the terms of the agreement, we have agreed to release each other of all claims in exchange for a payment to us in the amount of $950,000. We expect to sign this agreement before the end of June 2004.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede that information. We incorporate by reference the documents filed with the Commission listed below:

     (a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004;

     (c) The description of the common stock contained in our Registration Statement on Form 10SB filed with the Commission on August 21, 2000, together with each of Amendment No. 1 on Form 10SB/A filed with the Commission on December 10, 2002, Amendment No. 2 on Form 10SB/A filed with the Commission on January 7, 2002 and Amendment No. 3 on Form 10SB/A filed with the Commission on January 24, 2002 and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock; and

     (d) All documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of the documents.

     You may request a copy of any one or more of these filings, at no cost, by contacting us at:

                           Circle Group Holdings, Inc.
                                1011 Campus Drive
                            Mundelein, Illinois 60060
                                 (847) 549-6002

                       WHERE YOU CAN GET MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a Web site at "www.sec.gov" that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including Circle Group's.

         You may also find copies of reports, proxy and information statements we file electronically with the Commission via a link to "Investor Relations" from our website at "www.crgq.com." The information on our Internet Web site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

                                   PROSPECTUS

                           CIRCLE GROUP HOLDINGS, INC.

                        2,297,605 SHARES OF COMMON STOCK

                                  JUNE 25, 2004

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered by this prospectus. We are responsible for the payment of all expenses set forth below.

         Registration fee                                            $  1,744.34
         Blue Sky filing fees and expenses                           $         *
         Printing and engraving expenses                             $         *
         Legal fees and expenses                                     $ 10,000.00
         Accounting fees and expenses                                $  2,000.00
         Miscellaneous                                               $         *
                                                                     -----------
         Total                                                       $         *

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(*) To be provided in an amendment to this registration statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's bylaws authorize the Company to indemnify directors and officers and other corporate agents to the fullest extent permitted under the laws of Illinois. Because indemnification of liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons by these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

ITEM 16. EXHIBITS

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Circle Group Holdings, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in paranthesis.

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

     3.1          Articles of Incorporation of Circle Group Holdings, Inc.
                  [Incorporated by reference to Exhibit 2.1 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
     3.2 Bylaws of Circle Group Holdings, Inc. [Incorporated by reference to Exhibit 2.2 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
     4.1 Specimen Certificate for common stock [Incorporated by reference to Exhibit 3.1 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
     5.1          Opinion of Pepper Hamilton LLP*
    10.1 Gregory J. Halpern Employment Agreement, dated January 2, 1999 and Addendum [Incorporated by reference to Exhibit 6.1 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
    10.2 Michael Theriault Employment Agreement, dated June 1, 1999 [Incorporated by reference to Exhibit 6.3 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
    10.3 Dana Dabney Employment Agreement, dated January 2, 1999 [Incorporated by reference to Exhibit 6.4 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
    10.5          Circle Group Holdings, Inc. 2004 Equity Incentive Plan*
    10.6 Industrial Lease Agreement between CLO Enterprises and Circle Group Holdings, Inc., dated May 20, 1999 [Incorporated by reference to Exhibit 6.6 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
    10.7 Industrial Lease Agreement between CLO Enterprises and Circle Group Holdings, Inc., dated June 18, 1999 [Incorporated by reference to Exhibit 6.7 to Circle Group's Form 10-SB, as amended, filed on August 21, 2000]
    10.8 Stock Purchase Agreement, dated December 20, 2002, by and between CGI Capital and Rothschild Owens Hayes & Partners, Inc. [Incorporated by reference to Exhibit 6.8 to Circle Group's Form 10-KSB filed on April 14, 2003]
    10.9 Promissory Note, Dated November 30, 2002, delivered by Circle Group Holdings, Inc. in favor of Edward L. Halpern Incorporated by reference to Exhibit 6.11 to Circle Group's 10-KSB filed on April 14, 2003]
    10.10 Asset Purchase Agreement, dated August 27, 2002, by and between Circle Group Holdings, Inc. and Utek Corporation [Incorporated by reference to Circle Group's Current Report on Form 8-K filed on September 11, 2002]
    10.11 Promissory Note dated June 2004 delivered by Nurieel Akhamzadeh in favor of Circle Group Holdings, Inc.*
    23.1          Consent of Spector and Wong, LLP*
    23.2          Consent of Pepper Hamilton LLP (included in Exhibit 5.1)*

------------------------
*Filed herewith.

ITEM 28. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date f the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not appy if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securiteis Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to be believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, State of Illinois, on June 25, 2004.

                             CIRCLE GROUP HOLDINGS, INC.

                             By: /s/ Gregory J. Halpern
                                 -----------------------------------------------
                                 Gregory J. Halpern
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Halpern as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on June 25, 2004 by the following persons in the capacities indicated.

                                 /s/ Gregory J. Halpern
                                 -----------------------------------------------
                                 Gregory J. Halpern
                                 Chairman, President and Chief Executive Officer (Principal Executive Officer)

                                 /s/ Dana L. Dabney
                                 -----------------------------------------------
                                 Dana L. Dabney
                                 Director and Chief Financial Officer
                                 (Principal Accounting Officer)

                                 /s/ Edward L. Halpern
                                 -----------------------------------------------
                                 Edward L. Halpern
                                 Director

                                 /s/ Stanford J. Levin
                                 -----------------------------------------------
                                 Stanford J. Levin
                                 Director

                                 /s/ Alan G. Orlowsky
                                 -----------------------------------------------
                                 Alan G. Orlowsky
                                 Director

                                 /s/ Steve H. Salgan
                                 -----------------------------------------------
                                 Steve H. Salgan
                                 Director

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBITS
------             -----------------------

 5.1               Opinion of Pepper Hamilton LLP
10.5               Circle Group Holdings, Inc. 2004 Equity Incentive Plan
10.11 Promissory Note dated June 2004 delivered by Nurieel Akhamzadeh in favor of Circle Group Holdings, Inc.
22.1               Consent of Spector and Wong, LLP
22.2               Consent of Pepper Hamilton LLP (included in Exhibit 5.1)